Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

MiNK Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.00001 par value per share	Rules 457(c) and 457(h)	5,022,324(2)	$1.69(3)	$8,487,728	0.0000927	$787
Equity	Common stock, $0.00001 par value per share	Rules 457(c) and 457(h)	2,797,679 (4)	$1.19(5)	$3,329,238	0.0000927	$309
Equity	Common stock, $0.00001 par value per share	Rules 457(c) and 457(h)	709,765(6)	$1.19(5)	$844,620	0.0000927	$78
Equity	Common stock, $0.00001 par value per share	Rule 457(h)	1,950,100(7)	$ 3.12	$6,084,312	0.0000927	$564
Equity	Common stock, $0.00001 par value per share	Rule 457(h)	125,200(8)	$ 3.60	$450,720	0.0000927	$42
Equity	Common stock, $0.00001 par value per share	Rule 457(h)	110,000(9)	$2.89	$317,900	0.0000927	$29
Total Offering Amounts					$19,514,518		$1,809
Total Fee Offsets (10)							—
Net Fee Due							$1,809

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the registrant’s common stock, par value $0.00001 per share (“Common Stock”), as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Represents shares of Common Stock issuable upon exercise or settlement of awards previously granted under the AgenTus Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and that are outstanding as of the date of this Registration Statement.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933. For the shares of Common Stock reserved for issuance upon the exercise of outstanding awards granted under the 2018 Plan, the Proposed Maximum Offering Price Per Unit is $1.69 which is the weighted average exercise price (rounded to the nearest cent) of the outstanding awards under the 2018 Plan.

(4)

Represents shares of Common Stock reserved for issuance under the MiNK Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) as of the date of this Registration Statement. The 2021 Plan includes an “evergreen” provision, which provides that on each January 1st from January 1, 2022 through January 1, 2031, the number of shares of Common Stock available for issuance under the 2021 Plan will automatically increase annually in an amount equal to the lesser of four percent (4%) of the number of shares of Common Stock outstanding as of the close of business on the immediately preceding December 31st and the number of shares of Common Stock determined by the registrant’s board of directors.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on July 14, 2022 to be $1.23 and $1.14, respectively.

(6)

Represents shares of Common Stock reserved for issuance under the MiNK Therapeutics, Inc. Employee Stock Purchase Plan (the “2021 ESPP”) as of the date of this Registration Statement. The 2021 ESPP includes an “evergreen” provision, which provides that on each January 1st from January 1, 2022 through January 1, 2031, the number of shares of Common Stock available for issuance under the 2021 ESPP will automatically increase annually in an amount equal to the lesser of one percent (1%) of the number of shares of Common Stock outstanding as of the close of business on the immediately preceding December 31st and the number of shares of Common Stock determined by the registrant’s board of directors (up to a maximum of 3,519,473 in the aggregate).

(7)	Represents shares of common stock reserved for issuance upon the exercise or settlement of options and equity awards granted on January 21, 2022 under the 2021 Plan.
(8)	Represents shares of common stock reserved for issuance upon the vesting of restricted stock units previously granted on February 2, 2022 under the 2021 Plan.
(9)	Represents shares of commons stock reserved for issuance upon the exercise or settlement of options granted on March 9, 2022 under the 2021 Plan.
(10)	The Registrant does not have any fee off-sets.